Exhibit 99.1

MRC Global to Present at the

Robert W. Baird 2014 Industrial Conference

HOUSTON, TX – October 31, 2014 – MRC Global Inc. (NYSE: MRC) announced today that Andrew Lane, MRC Global Chairman, President and Chief Executive Officer, is scheduled to present at the Robert W. Baird 2014 Industrial Conference on Wednesday, November 12 at 8:00 a.m. Central Time.

A live audio webcast of the presentation and the accompanying slides will be available in the Investor Relations section of the Company’s website at www.mrcglobal.com and will be archived there for approximately 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

Contact:

Monica Schafer

Investor Relations, MRC Global Inc.

Monica.Schafer@mrcglobal.com

832-308-2847

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